Exhibit 99.1

Brightcove Signs Definitive Agreement to Acquire Unicorn Media

Expands technology leadership with the addition of next generation ad insertion technology;

Announces preliminary fourth quarter results that exceed guidance

BOSTON, Mass. (January 6, 2014) – Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud services for video, today announced it has entered into a definitive agreement to acquire substantially all the assets of Unicorn Media, a leading provider of cloud video ad insertion technology. Based on a $14.00 price per share of Brightcove common stock as specified in the purchase agreement, the transaction is valued at approximately $49 million. Under the terms of the agreement, the purchase price consists of approximately 2.9 million shares of Brightcove stock and approximately $9.0 million of cash used to pay transaction and other expenses of Unicorn Media.

“We believe that online video has the potential to surpass traditional TV by offering mass personalization, superior ad targeting, and frictionless distribution to more screens in more locations,” said David Mendels, Chief Executive Officer of Brightcove. “However, media companies are struggling to effectively deliver ad-supported video content to a fragmented landscape of platforms, including mobile devices, set top boxes, connected living room devices, and a growing number of PCs that have ad-blockers installed. Through the acquisition of Unicorn Media, Brightcove will empower media companies to address these challenges by offering the most comprehensive suite of cloud services for delivering and monetizing online video content to the broadest range of devices.”

Accustream Media estimates that the online video advertising market represented $10.4 billion U.S. dollars in worldwide spending in 2013, with spending expected to grow to $16.8 billion by 2015. However, the troubling rise of PC ad-blocking technology has become a material loss of revenue for many properties and represents a threat to future growth. Additionally, video viewership continues to shift to mobile devices and consumer electronics platforms where traditional online video advertising technology either does not function at all, or is only partially-supported. These challenges increasingly prevent media companies from fully monetizing their potential audience and negatively impact the overall video advertising industry growth.

Unicorn Media has pioneered an innovative cloud-based ad insertion and video stitching service called Once which addresses the limitations of traditional online video ad technology. The Once service reduces or eliminates the need for platform-specific ad technology and makes it possible for digital media companies to reliably deliver live or on-demand video with dynamically customized programming and targeted advertising to the maximum range of devices.

Leading digital media organizations, including ESPN, NBC News and The Weather Channel rely on Once to take advantage of monetization opportunities across a wide range of devices and screens and deliver a smooth end user experience that rivals or surpasses traditional television. In addition, a number of leading media companies are already using both Brightcove and Unicorn Media services in a complementary fashion. The combined company will be able to offer top media properties unmatched audience reach, monetization potential, and consumer experience for their online video initiatives.

As evidence of Unicorn Media’s pioneering innovation, the company has been awarded 14 U.S. patents, 7 of which have also been issued internationally, and has 20 patent applications pending for, the technologies that are the foundation of the Once product line and other related domains. These patents and inventions will become part of the Brightcove intellectual property portfolio following the closing of the transaction.

Brightcove will rebrand the Unicorn Media product line as Brightcove Once and will continue to develop, operate and support the service while also integrating the technology with other Brightcove services. Unicorn Media’ headquarters in Tempe, Arizona will become the Brightcove Southwest R&D Center, joining similar centers in Boston, San Francisco and Seattle.

Preliminary Fourth Quarter Results

Based on information as of today, January 6, 2014, the Company is issuing the following preliminary fourth quarter results:

Brightcove expects fourth quarter 2013 revenue to be $29.7 million to $30.0 million, which is above prior guidance of $28.0 million to $28.5 million. The company currently expects fourth quarter 2013 non-GAAP income from operations to be $1.0 million to $1.3 million, which is above prior guidance of $350,000 to $650,000. Results are preliminary in nature and subject to the completion of the quarter close process.

Business Outlook

Based on information as of today, January 6, 2014, the Company is issuing the following preliminary financial guidance:

Full Year 2014: Revenue is expected to be $126 million to $130 million, including $8 million to $9 million of contribution from Unicorn Media. Non-GAAP loss from operations is expected to be $9 million to $12 million, which includes a loss attributable to Unicorn Media of $11 million to $12 million. Non-GAAP income from operations excludes stock-based compensation expense, amortization of intangibles associated with acquisitions, as well as non-recurring acquisition costs.

With respect to the Company’s expectations under “Preliminary Fourth Quarter Results” and “Business Outlook” above, the Company has not reconciled non-GAAP income from operations for the fourth quarter because it has not yet completed its quarter closing procedures or non-GAAP earnings for the full year 2014 to GAAP income from operations and GAAP earnings because at this time the Company is unable to forecast the amortization of intangible assets related to the expected acquisition of Unicorn Media, which is a reconciling item between those Non-GAAP and GAAP measures. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available at this time. The Company will provide its reconciliation for the fourth quarter on its regularly scheduled 2013 annual earnings call.

Conference Call Information

Brightcove will host a conference call today, January 6th, 2014, at 8AM ET to discuss the acquisition of Unicorn Media. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13574363. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud services for video, offers a family of products that revolutionize the way organizations deliver video experiences. The company's products include Video Cloud, the market-leading online video platform and Zencoder, a leading cloud-based media processing service and HTML5 video player technology provider. Brightcove has more than 6,300 customers in over 70 countries that rely on Brightcove cloud content services to build and operate video experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our preliminary fourth quarter results and financial guidance for the full year of 2014, our position to execute on our growth strategy, the closing and successful integration of the Unicorn Media acquisition, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with successful completion of the acquisition of Unicorn Media, difficulties integrating the technologies, products, operations, existing contracts and personnel of Unicorn Media and the realizing the anticipated benefits of the combined businesses; our history of losses; expectations regarding the widespread adoption of customer demand for our products; our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry, our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP income/(loss) from operations, Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove's ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove's industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, the amortization of acquired intangible assets, and non-recurring merger-related expenses, and merger-related tax adjustments.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. The Company's earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company's web site at http://www.brightcove.com.

Investor Contact:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

Media Contact:

Brightcove Inc.

Kristin Leighton, 617-245-5094

kleighton@brightcove.com